BOARD OF COUNTY COMMISSIONERS
CONTRACT RENEWAL AGREEMENT

WHEREAS, a Contract for Health Care for the **Department of Corrections** was awarded to: **ConMed** for a one (1) year period.

WHEREAS, the bid specifications state that the contract may be renewed for one additional year; and,

WHEREAS, it is in the best interest of Yakima County to renew the Contract for an additional One (1) year period; and,

WHEREAS, **ConMed** has agreed to renew for an additional year at a 5% increase billed at $133,547.57 per month (reference attached letter), hereto incorporated by reference;

IT IS AGREED BETWEEN THE PARTIES THAT:

(1) The contract period shall be renewed and shall be from:
September 5, 2007 through September 4, 2008

(2) The price as specified in the contract, hereby attached and incorporated by reference, shall remain the same throughout this renewed contract period.

Done this 4th day of Sept., 2007.

Contractor:

[signature]
Signature

Howard Haft MD
Print Name

8/28/07
Date Signed

Board of County Commissioners:

[signature]
Michael D. Leita, Chairman

[signature]
Ronald F. Gamache, Commissioner

[signature]
J. Rand Elliott, Commissioner
Constituting the Board of County Commissioners for Yakima County, Washington

Approved as to Form:
[signature]
Deputy Prosecuting Attorney

Attest:
[signature]
Christina S. Steiner
Clerk of the Board

Tiera L. Girard
Deputy Clerk of the Board

SEAL OF THE BOARD OF YAKIMA COUNTY COMMISSIONERS STATE OF WASHINGTON

AGREEMENT

THIS AGREEMENT is entered into between BOARD OF COUNTY COMMISSIONERS FOR YAKIMA COUNTY, WASHINGTON, herein the "County", the address of which is 128 N. 2nd Street, Yakima, Washington, 98901, and CONMED, INC., the address of which is 9375 Chesapeake Street, Suite 203, LaPlata, Maryland 20646, hereinafter the "Contractor".

WITNESSETH:

In consideration of the terms and conditions contained herein and the attached document, which is made a part of this Agreement by this reference, the parties hereto agree as follows:

1. Except as provided below in Section 2 hereof, the Contractor shall do all work and furnish all materials necessary for performing the work in accordance with and as described in the attached RFP Inmate Health Care dated July 19, 2006 ("RFP").

2. Notwithstanding anything in the RFP to the contrary, the following staffing matrix replaces Exhibit A to the RFP. To the extent this revised staffing matrix is in conflict with any other provision of this Agreement (including, but not limited to, the RFP), the revised staffing matrix controls.

Medical Staff	**FTE**	**Hourly Rates**
MD/ Med Director	0.75	$130.00
Director of Nursing	0	$ 32.00
Staff RN	6	$ 31.00
Staff LPN	4.55	$ 25.00
INTAKE QHCP	2.45	$ 13.00
Administrative staff		
HSA	1	$ 38.00
Admin Assistant	1	$ 14.00
Secretary	3	$ 12.00
Total FTE's	18.75	

3. The County agrees to pay for the work as set forth in the RFP at the time and in the manner and upon the conditions provided.

4. This Agreement contains all terms and conditions agreed upon by the parties. No change or addition to this Agreement shall be valid or binding upon either party unless such change or addition is in writing and executed by both parties. All terms of the attached RFP are incorporated herein by this reference.

5. The parties agree that the Contractor is an independent contractor and not an agent or employee of the County. Agents, employees, servants, or representatives of the Contractor shall not be deemed to be employees, agents, servants, or representatives of the County for any

purpose. Employees of the Contractor are not entitled to any benefits the County provides for County employees.

6. The Contractor agrees that it shall not discriminate against any person on the grounds of race, creed, color, religion, national origin, sex, age marital status, political affiliation or belief, or the presence of any sensory, mental or physical handicap in violation of the Washington State Law Against Discrimination (RCW chapter 49.60) or the Americans with Disabilities Act (42 U.S.C. 12101, et seq.) In the event the Contractor violates this provision and the Contractor fails to cure any such violation after thirty (30) days' written notice from the County, then the County may terminate this Agreement immediately and may bar the Contractor from performing any services for the County in the future.

7. The Contractor shall not assign or subcontract any portion of the contracted activities without obtaining prior written approval from the County.

8. Either party may terminate this Agreement upon one hundred twenty (120) days' written notice sent by certified mail to the addresses listed above. If the Contractor fails to comply with the terms and conditions of this Agreement, the County may pursue such remedies as are legally available, including, but not limited to, the immediate termination of this Agreement.

9. The Contractor shall indemnify and hold harmless the County, its officers, agents and employees, from all liability, loss of damage, including costs of defense they may suffer as a result of claims, demands, actions, damages, costs or judgments which result solely from the activities to be performed by the Contractor, its agents, employees, or subcontractors pursuant to this Agreement.

10. The Contractor shall provide to the County proof of insurance in the amounts required under the RFP. The County shall be named as an additional insured on such insurance policies as necessary to comply with the coverages set forth in the RFP.

11. This Agreement shall be governed by the laws of the State of Washington. Any action, suit, or judicial proceeding arising out of this Agreement shall be brought in the Superior Court for the State of Washington in Yakima County, Washington.

12. The term of this Agreement shall be from September 5, 2006 to September 4, 2007, and may be extended from year to year, not to exceed five (5) years, by mutual written consent of the parties.

13. This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

Dated this 12 day of August, 2006.

CONTRACTOR

Signature

Title

Company

Address

City State Zip

Federal ID#

COUNTY

Jesse S. Palacios, Chairman

Michael D. Leita, Commissioner

Excused

Ronald F. Gamache, Commissioner

Christina S. Steiner

Attest: ~~Kristina Durand~~

Deputy Clerk of the Board

SEAL OF THE BOARD OF YAKIMA COUNTY COMMISSIONERS
STATE OF WASHINGTON

CONSTITUTING THE BOARD OF COUNTY COMMISSIONERS FOR YAKIMA COUNTY, WASHINGTON

Reviewed and Approved as to form:

Paul E. McIlrath
Senior Deputy Prosecuting Attorney